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                                                                  EXHIBIT 99.i-3


                              DORSEY & WHITNEY LLP


Wasatch Funds, Inc.
150 Social Hall Avenue
4th Floor
Salt Lake City, Utah 84111


Dear Sir/Madam:

     Reference is made to the Registration Statement on Form N-1A (file No. 33-10451) which you will file with the Securities and Exchange Commission pursuant to the Securities Act of 1933 for the purpose of the registration for sale by the Wasatch International Opportunities Fund (Series K) which is one of the eleven series of Wasatch Funds, Inc. (the "Fund") of an indefinite number of shares of the Fund's Common Stock, par value $.01 per share.

     We are familiar with the proceedings to date with respect to the proposed sale by the Fund, and have examined such records, documents and matters of law and have satisfied ourselves as to such matters of fact as we consider relevant for the purposes of this opinion. We have assumed, with your concurrence, that no Series has issued or will issue shares in excess of the number authorized in the Fund's Articles of Incorporation or in the Certificates of Designation filed on behalf of the Fund.

     We are of the opinion that:

     (a)  the Fund is a legally organized corporation under Minnesota law; and

     (b) the shares of Common Stock to be sold by the eleven separate Series of the Fund (including the Wasatch International Opportunities Fund) will be legally issued, fully paid and nonassessable when issued and sold upon the terms and in the manner set forth in said Registration Statement of the Fund.

     We consent to the reference to this firm under the caption "Additional Service Providers" in the Prospectus, under the caption "Investment Advisory and Other Services -- Legal Counsel to Wasatch Funds" in the Statement of Additional Information, and to the use of this opinion as an exhibit to the Registration Statement.


Dated: October 12, 2004

                                             Very truly yours,

                                             /s/ Dorsey & Whitney LLP

                                             Dorsey & Whitney LLP


MJR